                                                                   EXHIBIT 10.36

                            SUBSIDIARY SECURITY AGREEMENT
                            -----------------------------
                        (RADIO UNICA OF HOUSTON LICENSE CORP.)
                        --------------------------------------

          SECURITY AGREEMENT, dated as of September 11, 1998, made by RADIO UNICA OF HOUSTON LICENSE CORP., a Delaware corporation (the "GRANTOR"), in favor of CANADIAN IMPERIAL BANK OF COMMERCE, as agent (in such capacity, the "AGENT") for the several banks and other financial institutions (the "LENDERS") from time to time parties to the Credit Agreement, dated as of July 8, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among RADIO UNICA HOLDINGS CORP., a Delaware corporation (the "PARENT"), RADIO UNICA CORP., a Delaware corporation (the "BORROWER"), the Lenders and the Agent.


                                W I T N E S S E T H :
                                ---------------------

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Borrower thereunder; and

          WHEREAS, the Grantor has guaranteed the obligations of the Borrower described above pursuant to the Guarantee, dated as of September 11, 1998, executed by the Grantor (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE"); and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Grantor shall have executed and delivered this Security Agreement to the Agent for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and the Lenders to make their respective Loans to the Borrower under the Credit Agreement, the Grantor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

          1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein are used herein as defined therein. The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as defined therein:
Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Investment Property and Proceeds. The following terms shall have the following meanings:

          "CODE" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

          "COLLATERAL" shall have the meaning assigned to it in SECTION 2.

          "CONTRACTS" shall mean all contracts executed from time to time by the Grantor, including, without limitation, with respect to an Account, in each case, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of the Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Grantor to damages arising out of, or for, breach or default in respect thereof and (iii) all rights of the Grantor to perform and to exercise all remedies thereunder.

          "GUARANTEE OBLIGATIONS" shall mean all obligations of the Grantor under the Guarantee including, without limitation, in respect of the Obligations (as defined in the Credit Agreement) to the extent set forth in the Guarantee.

          "SECURITY AGREEMENT" means this Security Agreement, as amended, supplemented or otherwise modified from time to time.

          2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantee Obligations, the Grantor hereby grants to the Agent for the ratable benefit of the Lenders a security interest in all the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest in (collectively, the "COLLATERAL"):

                 (i)     all Accounts;

                 (ii)    all Chattel Paper;

                 (iii)   all Contracts;

                 (iv)    all Documents;

                 (v)     all Equipment;

                 (vi)    all General Intangibles;

                 (vii)   all Instruments;

                 (viii)  all Inventory;

                 (ix)    all Investment Property; and

                 (x) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

PROVIDED that nothing contained herein shall create a collateral assignment with respect to or a security interest in (A) any Contract if the grant of such collateral is (or is determined by non-appealable adjudication of a court or other dispute resolution tribunal to be) expressly prohibited by the terms of such Contract, (B) with respect to any other Collateral which is subject to a Lien permitted under Section 6.3 of the Credit Agreement or (C) any license, permit or other governmental authorization which by its terms is not assignable.

          3. RIGHTS OF AGENT AND LENDERS; LIMITATIONS ON AGENT'S AND LENDERS' OBLIGATIONS.

          (a) GRANTOR REMAINS LIABLE UNDER ACCOUNTS AND CONTRACTS. Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Security Agreement or the receipt by the Agent or any such Lender of any payment relating to such Account or Contract pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) NOTICE TO ACCOUNT DEBTORS AND CONTRACTING PARTIES. At any time after the occurrence and during the continuance of an Event of Default, the Agent shall have the right upon written notice to the Grantor of its intention to do so, to notify account debtors or obligors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Agent for the ratable benefit of the Lenders and that payments due or to become due to the Grantor in respect thereof shall be made directly to the Agent and, upon such notification, and at the expense of the Grantor, to enforce collection of any such Accounts. At any time after the occurrence and during the continuance of an Event of Default, the Agent may, at any time, in its own name or in the name of the Lenders or the Grantor communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts.

          (c) COLLECTIONS ON ACCOUNTS. The Agent hereby authorizes the Grantor to collect the Accounts and the Agent may curtail or terminate said authority at any time upon the occurrence and during the continuance of an Event of Default. If required by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Grantor, shall be forthwith (and, in any event, within two Business Days) deposited by the Grantor in the exact form received, duly endorsed by the Grantor to the Agent if required, in a special collateral account maintained by the Agent, subject to withdrawal by the Agent for the account of the Lenders only, as hereinafter provided, and, until so turned over, shall be held by the Grantor in trust for the Agent and the Lenders, segregated from other funds of the Grantor. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Accounts while held by the Agent (or by the Grantor in trust for the Agent and the Lenders) shall continue to be collateral security for all the Guarantee Obligations and shall not constitute payment thereof until applied as hereinafter provided. At such intervals as may be agreed upon by the Grantor and the Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Agent's election, the Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Guarantee Obligations in such order as the Agent may elect, and any part of such funds which the Agent elects not so to apply and deems not required as collateral security for the obligations shall be paid over from time to time by the Agent to the Grantor or to whomsoever may lawfully be entitled to receive the same. Upon the occurrence of an Event of Default that is continuing, at the Agent's request, the Grantor shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

          (d) ANALYSIS OF ACCOUNTS. The Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantor shall furnish all such assistance and information as the Agent may require in connection therewith; PROVIDED that the Agent shall use its reasonable efforts to minimize any disruption of the Grantor's business resulting from such verifications. At any time and from time to time if the Agent concludes in its reasonable judgment, based upon its evaluation of the general creditworthiness of the Grantor, that such examination is required, and so requests, the Grantor shall, at the Grantor's expense if at any time after the occurrence and during the continuance of an Event of Default, and otherwise at the Agent's expense, cause independent public accountants or other parties that are not Affiliates of the Grantor and are satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

          4. REPRESENTATIONS AND WARRANTIES. The Grantor hereby represents and warrants that:

          (a) TITLE; NO OTHER LIENS. Except as permitted under Section 6.3 of the Credit Agreement, the Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Except as permitted under
Section 6.3 of the Credit Agreement no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Agent, for the ratable benefit of the Lenders, pursuant to this Security Agreement.

          (b)    PERFECTED FIRST PRIORITY LIENS.  Except as permitted under
Section 6.3 of the Credit Agreement the Liens granted pursuant to this Security Agreement will, upon the filing of appropriate financing statements, constitute perfected Liens on the Collateral in favor of the Agent, for the ratable benefit of the Lenders, which are prior to all other Liens on the Collateral created by the Grantor and in existence on the date hereof and which are enforceable as such against all creditors of and purchasers from the Grantor and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (c) ACCOUNTS. The amount represented by the Grantor to the Lenders from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. No amount payable to the Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent. The place where the Grantor keeps its records concerning the Accounts is 8400 N.W. 52nd Street, Suite 101, Miami, Florida 33166.

          (d) MATERIAL AGREEMENT. Except as set forth in Schedule 3.4 to the Credit Agreement, no consent of any party (other than the Grantor) to any Material Agreement is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement. Each Material Agreement is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Material Agreements by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Material Agreement to any material adverse limitation, either specific or general in nature. Neither the Grantor nor to the best of the Grantor's knowledge any other party to any Material Agreement is in default in the performance or observance of any of the terms thereof. The Grantor has fully performed in all material respects all its obligations under each of the Material Agreements. The right, title and interest of the Grantor in, to and under each Material Agreement are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such Material Agreement as Collateral, nor have any of the foregoing been asserted or alleged against the Grantor as to any Material Agreement. The Grantor has delivered to the Agent a complete and correct copy of each Material Agreement, including all amendments, supplements and other modifications thereto and will deliver any other Contract which the Agent may request. No amount payable to the Grantor under or in connection with any Material Agreement is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent.

          (e) INVENTORY AND EQUIPMENT. Except as permitted in Section 5(p), the Inventory and the Equipment are kept at the locations listed on Schedule I hereto.

          (f) CHIEF EXECUTIVE OFFICE. Except as permitted in Section 5(p), the Grantor's chief executive office and chief place of business is located at 8400 N.W. 52nd Street, Suite 101, Miami, Florida 33166.

          (g) FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

          (i) INVESTMENT PROPERTY. The Investment Property, other than accounts invested in cash equivalents and other than shares of capital stock of the Grantor's Subsidiaries, consists of the items set forth on Annex A.

          5. COVENANTS. The Grantor covenants and agrees with the Agent and the Lenders that, from and after the date of this Security Agreement until the Guarantee Obligations are paid in full and the Commitments are terminated:

          (a)    FURTHER DOCUMENTATION; PLEDGE OF INSTRUMENTS AND CHATTEL
PAPER. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Grantor also hereby authorizes the Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Security Agreement.

          (b) INDEMNIFICATION. The Grantor agrees to pay, and to save the Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement, except resulting from the Agent's or any Lender's gross negligence or willful misconduct. In any suit, proceeding or action brought by the Agent or any Lender under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Grantor will save, indemnify and keep the Agent and such Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Grantor, except resulting from the Agent's or any Lender's gross negligence or willful misconduct.

          (c) MAINTENANCE OF RECORDS. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. The Grantor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby in such manner as the Agent may request. For the Agent's and the Lenders' further security, the Agent, for the ratable benefit of the Lenders, shall have a security interest in all the Grantor's books and records pertaining to the Collateral, and the Grantor shall, during the continuance of a Default under Section 7.1(a) or Section 7.1(c) as it relates to Section 6.1, turn over copies of such books and records and during the continuation of an Event of Default turn over any such books and records, in each case, to the Agent or to its representatives during normal business hours at the request of the Agent.

          (d) RIGHT OF INSPECTION. The Agent and the Lenders shall after reasonable notice to the Grantor be permitted to visit and inspect any of the properties of the Grantor and examine and make abstracts from any books and records of the Grantor at any reasonable time and as often as may reasonably be desired, and the Grantor agrees to render to the Agent and the Lenders, at the Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Agent and the Lenders and their respective representatives shall after reasonable notice to the Grantor be permitted to visit any of the properties of the Grantor where any of the Inventory or Equipment is located at any reasonable time and as often as may reasonably be desired, for the purpose of inspecting the Inventory or Equipment, observing its use or otherwise protecting its interests therein. Each such visitation and inspection (a) by or on behalf of any Lender shall be at such Lender's expense and (b) by or on behalf of the Agent following the occurrence and during the continuance of any Default or Event of Default shall be at the Grantor's expense.

          (e) COMPLIANCE WITH LAWS. The Grantor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Grantor's business; except to the extent that failure to do so could not reasonably by expected to have a Material Adverse Effect.

          (f) COMPLIANCE WITH TERMS OF CONTRACTS. The Grantor will perform and comply in all material respects with all its obligations under the Contracts and all its other Contractual Obligations relating to the Collateral except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (g) PAYMENT OF OBLIGATIONS. The Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and
(iii) such charge is adequately reserved against on the Grantor's books in accordance with GAAP.

          (h) LIMITATION ON LIENS ON COLLATERAL. The Grantor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to Section 6.3 of the Credit Agreement, and will defend the right, title and interest of the Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (i) LIMITATIONS ON DISPOSITIONS OF COLLATERAL. The Grantor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as permitted pursuant to Section 6.6 of the Credit Agreement.

          (k) LIMITATIONS ON DISCOUNTS, COMPROMISES, EXTENSIONS OF ACCOUNTS. Other than in the ordinary course of business, the Grantor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

          (l) MAINTENANCE OF EQUIPMENT. The Grantor will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

          (n) FURTHER IDENTIFICATION OF COLLATERAL. The Grantor will furnish to the Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may request, all in reasonable detail.

          (o) NOTICES. The Grantor will advise the Agent and the Lenders promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

          (p) CHANGES IN LOCATIONS, NAME, ETC. Unless the Grantor gives 30 days' prior written notice to the Agent, the Grantor will not (i) change the location of its chief executive office/chief place of business from that specified in SECTION 4(F) or remove its books and records from the location specified in SECTION 4(C), (ii) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule I hereto or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Security Agreement would become seriously misleading.

          6.    AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

          (a) POWERS. The Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do the following:

          (i) in the case of any Account, at any time when the authority of the Grantor to collect the Accounts has been curtailed or terminated pursuant to the first sentence of Section 3(c), or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Grantor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

          (ii) upon the occurrence and during the continuance of any Event of Default, to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

          (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Lenders' Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b) OTHER POWERS. The Grantor also authorizes the Agent and the Lenders, at any time and from time to time, to execute, in connection with the sale provided for in this SECTION 6 or in SECTION 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c) NO DUTY ON AGENT OR LENDERS' PART. The powers conferred on the Agent and the Lenders hereunder are solely to protect the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers. The Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          7. PERFORMANCE BY AGENT OF GRANTOR'S OBLIGATIONS. If the Grantor fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the Alternate Base Rate, shall be payable by the Grantor to the Agent on demand and shall constitute Guarantee Obligations secured hereby.

          8. PROCEEDS. In addition to the rights of the Agent and the Lenders specified in SECTION 3(C) with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing (a) upon written notice by the Agent to the Grantor, all Proceeds received by the Grantor consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Agent and the Lenders, segregated from other funds of the Grantor, and, forthwith upon receipt by the Grantor, shall be turned over to the Agent in the exact form received by the Grantor (duly endorsed by the Grantor to the Agent, if required), and (b) any and all such Proceeds received by the Agent (whether from the Grantor or otherwise) may, in the sole discretion of the Agent, be held by the Agent for the ratable benefit of the Lenders as collateral security for, and/or then or at any time thereafter may be applied by the Agent against, the Guarantee Obligations (whether matured or unmatured), such application to be in such order as the Agent shall elect. Any balance of such Proceeds remaining after the Guarantee Obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive the same.

          9. REMEDIES. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Guarantee Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Parent, the Borrower, the Grantor, any guarantor, or any other Person (all and each of which demands, defenses, advertisements and notices being hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived or released. The Grantor further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at such places as the Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Guarantee Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation,
Section 9-504(i)(c) of the Code, need the Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Guarantee Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

          10. LIMITATION ON DUTIES REGARDING PRESERVATION OF COLLATERAL. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any

Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise.

          11. FCC COMPLIANCE. Notwithstanding anything herein to the contrary, but without limiting or waiving Grantor's obligations hereunder, the Lenders' remedies hereunder are subject to the Communications Act of 1934, as amended, and all applicable rules, regulations and policies of the FCC ("FCC Law"), and the Agent and the lenders will not take any action pursuant to this Agreement that would constitute or result in any assignment or transfer of control of any FCC authorization held by Grantor if such assignment or transfer of control would require under then existing FCC Law the prior approval of the FCC, without first obtaining such approval of the FCC. Grantor agrees to take any action which the Agent may reasonably request in order to cause the Agent (on behalf of the Lenders) to obtain and enjoy the full rights and benefits granted by this Agreement, including specifically, at the cost and expense of Grantor, the use of its commercially reasonable best efforts to assist in obtaining approval of the FCC or Governmental Authority for an action or transaction contemplated by this Agreement which are then required by law, and specifically, without limitation, upon request upon and during the continuance of an Event of Default, to prepare, sign and file (or cause to be filed) with the FCC or other Governmental Authority the assignor's, transferor's or controlling person's portion of any application or applications for consent to
(i) the assignment of any FCC license or transfer or control thereof, (ii) any sale or sales of property constituting any Collateral by the Agent or on behalf of the Lenders, or (iii) any assumption by the Agent, the Lenders or their designees of voting rights or management rights in property constituting any Collateral effected in accordance with the terms of this Agreement or any other Loan Document.

          12. POWERS COUPLED WITH AN INTEREST. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          13. LIMITATION ON LINES OF BUSINESS. Nothing contained in this Security Agreement shall be deemed or construed as modifying in any way the restrictions on Grantor's activities as set forth in Section 6.14 of the Credit Agreement.

          14. SEVERABILITY. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          15. SECTION HEADINGS. The section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          16. NO WAIVER; CUMULATIVE REMEDIES. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 17), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          17. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the Agent; PROVIDED that any provision of this Security Agreement may be waived by the Agent in a written letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Security Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns.

          18. GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, EXCEPT FOR PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS IN OTHER JURISDICTIONS TO THE EXTENT THE LAW OF ANOTHER JURISDICTION IS MANDATORILY APPLICABLE PURSUANT TO THE LAWS OF SUCH JURISDICTION.

          19. NOTICES. Notices hereunder may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in the Credit Agreement or the Guarantee, as the case may be, and shall be effective
(a) in the case of mail, three days after deposit in the postal system, first class postage pre-paid and (b) in the case of telex or facsimile notices, when sent. The Grantor may change its address and transmission number by written notice to the Agent, and the Agent or any Lender may change its address and transmission number by written notice to the Grantor and, in the case of any Lender, to the Agent.

          20. AUTHORITY OF AGENT. The Grantor acknowledges that the rights and responsibilities of the Agent under this Security Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

          21. COUNTERPARTS. This Security Agreement may be executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the Grantor and the Agent have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                   RADIO UNICA OF HOUSTON LICENSE CORP.


                                   By: /s/ Steven E. Dawson
                                      -----------------------------------
                                      Name:  Steven E. Dawson
                                      Title: Chief Financial Officer


                                   CANADIAN IMPERIAL BANK OF COMMERCE, as Agent


                                   By: /s/ Harold Birk
                                      -----------------------------------
                                      Name:  Harold Birk
                                      Title: EXECUTIVE DIRECTOR
                                             CIBC Oppenheimer Corp., AS AGENT

                                                                      SCHEDULE 1
                                                                   TO SUBSIDIARY
                                                                        SECURITY
                                                                       AGREEMENT



                         RADIO UNICA OF HOUSTON LICENSE CORP.



                                LOCATION OF INVENTORY
                                ---------------------

                                        NONE.


                                LOCATION OF EQUIPMENT
                                ---------------------

                                        NONE.

                                                                         ANNEX A
                                                                   TO SUBSIDIARY
                                                                        SECURITY
                                                                       AGREEMENT



                         RADIO UNICA OF HOUSTON LICENSE CORP.



                             LIST OF INVESTMENT PROPERTY
                             ---------------------------



                                         NONE